Form 8-K, EX-16.1

Pollard-Kelley Auditing Services, Inc.……………………………………………………………

Auditing Services                            4500 Rockside Road,, Suite 450, Independence, OH 44131, 330-836-2558

July 23, 2009

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

On July 23, 2009, this Firm received a draft copy of a Form 8-K to be filed by General Red International, Inc. (Company) (SEC File #000-50471, CIK #0001185218) reporting an Item 4.01-Changes in Registrant’s Certifying Public Accountant.

We have no disagreements with the statements made in the draft Form 8-K, Item 4.01 disclosures provided to us.

Yours truly,

/S/ Pollard-Kelley Auditing Services, Inc.

Pollard-Kelley Auditing Services, Inc.